Exhibit 10.5
ASSIGNMENT AND ASSUMPTION AGREEMENT
June 30, 2025
Reference is made to those certain Promissory Notes, as listed on Annex A hereto (the “Notes”) issued by the individuals listed as party to the Notes on Annex A hereto from Bally’s Management Group, LLC (the “Transferor”) in favor of Bally’s Chicago Holding Company, LLC, a Delaware limited liability company (the “Transferee”).
The undersigned hereby irrevocably and unconditionally agree as follows:
1.Assignment. The Transferor hereby assigns all right, title and interest in the Notes to the Transferee, and Transferee hereby accepts such assignment and assumes all right, title and interest in the Notes. Following the assignment and assumption set forth in this Section 1, the Transferor shall have no further interest in and/or rights under the Notes.
2.Governing Law. This Assignment and Assumption Agreement (this “Agreement”) and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Each party hereto consents to exclusive jurisdiction and venue in New York, if in state court, and in the United States District Court for the New York, if in United States federal court, for any suit or proceeding relating to, arising out of or arising under this Agreement; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.
3.Counterparts. This Agreement may be executed in counterparts, all of which together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties undersigned below have executed this Assignment and Assumption Agreement as of the date first above written.

TRANSFEREE

BALLY’S CHICAGO HOLDING COMPANY, LLC
By:	/s/Ameet Patel
Name:	Ameet Patel
Title:	President

TRANSFEROR

BALLY’S MANAGEMENT GROUP, LLC
By:	/s/Craig Eaton
Name:	Craig Eaton
Title:	Senior VP and Secretary

[Signature Page to Assignment and Assumption of Promissory Notes]

Annex A
1.Promissory Note, dated as of June 30, 2025, between Bally’s Chicago Operating Company, LLC and Bally’s Management Group, LLC.
2.Promissory Note, dated as of June 30, 2025, between Bally’s Chicago Inc. and Bally’s Management Group, LLC.

Annex A